Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is dated as of January 27, 2025, by and among Blackboxstocks Inc., a Nevada corporation (the “Company”), Five Narrow Lane LP (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”), and Five Narrow Lane LP, as collateral agent for the Purchasers (“Agent”).

WHEREAS, the Company, the Purchasers and the Agent are parties to that certain Securities Purchase Agreement, dated as of January 17, 2025 (the “Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement), pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, Debentures, pursuant to the terms and conditions set forth in the Agreement in reliance upon an exemption from securities registration requirements afforded by the provisions of Section 4(a)(2) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended;

WHEREAS, pursuant to Section 5.5 of the Agreement, the Agreement may be amended in a written instrument signed by the Company and holders of at least a majority in interest of the Debentures based on the initial Subscription Amounts under the Agreement;

WHEREAS, the undersigned Purchasers constitute holders of at least a majority in interest of the Debentures based on the initial Subscription Amounts under the Agreement;

WHEREAS, the Company and the undersigned Purchasers desire to amend the Agreement on the terms and conditions set forth herein; and

WHEREAS, in connection with this Amendment, the parties hereto have also agreed to amend and restate the Initial Debentures in their entirety.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Amendment, the Company, the Purchasers and the Agent hereby agree as follows:

1.    Amendments to the Agreement.

(a)    The definition of “Exempt Issuance” included in Section 1.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exchange of or conversion of any Securities issued hereunder and any securities upon exercise of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or pursuant to the terms thereof) or to extend the term of such securities,  (c) securities issued pursuant to acquisitions, mergers, consolidations, purchases of all or substantially all of the securities or assets of a corporation or other entity or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) securities issued pursuant to the Merger Transaction, (e) subject to following proviso, securities issued in one or more Subsequent Placements as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith for aggregate consideration equal to (or less than) $450,000; and (f) shares of Common Stock issued in any Permitted Variable Rate Transaction; provided, however, that, notwithstanding anything to the contrary in the foregoing, solely for purposes of Section 4.18 hereof and Section 5(b) of the Additional Debenture, any issuance of securities pursuant to clause (e) of this definition shall not constitute an Exempt Issuance.

(b)    The definition of “Principal Amount” included in Section 1.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

“Principal Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto next to the headings “Initial Debenture Principal Amount,” and “Additional Debenture Principal Amount,” in each case, in United States Dollars, which shall equal such Purchaser’s Subscription Amount, provided that the aggregate Principal Amount of all Purchasers for the Initial Debentures shall be $550,000 and an aggregate of $2,300,000 for the Additional Debentures.

(c)    Section 1.1(b) of the Agreement is hereby amended to add the following defined term:

“Permitted Shelf Takedown” means an offering of any preferred stock, Common Stock, options or securities convertible into shares of Common Stock, in each case, for cash consideration registered under a shelf registration statement on Form S-3 as limited by General Instruction 1.B.6 thereof for a primary offering by the Company.

(d)    Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, for an aggregate Subscription Amount of $550,000 the Initial Debentures with an aggregate principal amount of $550,000 (as amended and restated). Upon satisfaction of the covenants and conditions set forth in Sections 2.3(a) and 2.4(a), the Closing shall take place remotely by electronic transfer of the Initial Closing documentation.

(e)    Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

Additional Closing. On the Additional Closing Date (if any), upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, for an aggregate Subscription Amount of up to $1,750,000 the Additional Debentures with an aggregate principal amount of up to $2,300,000. Upon satisfaction of the covenants and conditions set forth in Sections 2.3(b) and 2.4(b), the Additional Closing shall take place remotely by electronic transfer of the Additional Closing documentation.

(f)    Section 4.12(a) of the Agreement is hereby amended and restated in its entirety as follows:

From the date hereof until 90 days after the Initial Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement or a shelf registration statement on Form S-3 for a primary offering to facilitate a Permitted Shelf Takedown; provided, that, 50% of the aggregate gross proceeds from such Permitted Shelf Takedown is applied to repay the outstanding principal amount, plus accrued and unpaid interest, if any, under the Initial Debenture or the Additional Debenture, as applicable.

(g)    The first sentence of Section 4.12(b) of the Agreement is hereby amended and restated in its entirety as follows (emphasis added):

From the date hereof until such time as no Purchaser holds any of the Debentures, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (other than, following the expiration of the period in clause (a) above or as otherwise expressly consented to by the Purchasers, Permitted Variable Rate Transactions; provided, that, 50% of the aggregate gross proceeds from such Permitted Variable Rate Transaction is applied to repay the outstanding principal amount, plus accrued and unpaid interest, if any, under the Initial Debenture or the Additional Debenture, as applicable).

2.    Amended and Restated Initial Debenture. In connection with this Amendment, the parties hereto hereby agree to amend and restate the Initial Debenture, substantially in the form of Amended and Restated Initial Debenture attached hereto as Exhibit A.

3.    Effectiveness. This Amendment shall be deemed an amendment of the Agreement in accordance with Section 5.5 (Amendment; Waivers) of the Agreement. Except as specifically modified hereby, the Agreement shall be deemed controlling and effective, and the parties agree to be bound by each of its terms and conditions.

4.    Governing Law. The terms of Section 5.9 (Governing Law) of the Agreement are hereby incorporated by reference mutatis mutandis.

5.    Counterparts/Execution. This Amendment may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Amendment may be executed by electronic signature (including, without limitation, DocuSign) and delivered by electronic mail transmission.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective authorized signatories.

COMPANY:

BLACKBOXSTOCKS INC.

By: /s/ Gust Kepler
Name: Gust Kepler
Title:   President and Chief Executive Officer

AGENT:

FIVE NARROW LANE LP

By: /s/ Joseph Hammer
Name: Joseph Hammer
Title:   General Partner

PURCHASER:

FIVE NARROW LANE LP

By: /s/ Joseph Hammer
Name: Joseph Hammer
Title:   General Partner

[Signature Page to Amendment to Securities Purchase Agreement (Blackboxstocks Inc.)]

Exhibit A

(Form of Amended and Restated Initial Debenture)